Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (“Amendment”) is made as of this 27th day of February, 2009, by and among Gemino Healthcare Finance, LLC (“Lender”) and Clarient, Inc., Clarient Diagnostic Services, Inc. and ChromaVision International, Inc. (collectively, the “Borrowers”).

BACKGROUND

A.                                   Borrowers and Lender are parties to a certain Credit Agreement dated July 31, 2008 (as modified and amended from time to time, the “Credit Agreement”), pursuant to which Borrowers established certain financing arrangements with Lender. The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Existing Credit Documents.” All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

B.                                     Borrowers have requested and Lender has agreed to amend the terms and conditions of the Existing Credit Documents, pursuant to the terms and conditions of this Amendment.

C.                                     Borrowers and Lender desire to set forth their agreement in writing.

NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

1.                                       Amendment. Upon the effectiveness of this Amendment, the Credit Agreement is hereby amended in the following manner:

(a)                                  The definitions of “Applicable Margin,” “Default Rate,” “Safeguard Indemnity,” “Safeguard Loan Documents,” “Safeguard Subordination Agreement” and “Senior Debt” set forth in Annex I to the Credit Agreement are hereby by amended and restated as follows:

“Applicable Margin” means the spread over the LIBOR Rate equal to 6.00%.

“Default Rate” means five percent (5.0%) above the Interest Rate otherwise applicable on the Revolving Loans.

“Safeguard Indemnity” means that certain Amended and Restated Reimbursement and Indemnity Agreement dated January 17, 2007 executed by Clarient in favor of Safeguard and Safeguard Delaware, as amended by that certain First Amendment to Amended and Restated Reimbursement and Indemnity Agreement dated March 6, 2007 among Clarient, Safeguard and Safeguard Delaware, that certain Second Amendment to Amended and Restated Reimbursement and Indemnity Agreement dated March 14, 2008 among Clarient, Safeguard and Safeguard Delaware and that certain Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement dated February 27, 2009 among Clarient, Safeguard and Safeguard Delaware.

“Safeguard Loan Documents” mean, collectively and individually as context requires, that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement dated February 27, 2009 between Clarient and Safeguard, that certain Second Amended and Restated Revolving Credit Note executed by Clarient in favor of Safeguard dated February 27, 2009, those certain Warrants (as defined in the Safeguard Subordination Agreement), that certain Amended and Restated Registration Rights Agreement dated February 27, 2009 among Clarient, Safeguard, Safeguard Scientifics, Inc. and Safeguard Delaware and the Safeguard Indemnity, each as amended, restated, supplemented or otherwise modified from time to time to the extent that such amendments, restatements, supplements or modification are permitted pursuant to the Safeguard Subordination Agreement.

“Safeguard Subordination Agreement” means that certain Amended and Restated Subordination Agreement dated as of February 27, 2009 executed by Safeguard and Safeguard Delaware in favor of Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Debt” means all Indebtedness of Borrowers including without limitation the Obligations hereunder, but not including the Subordinated Debt.

(b)                                 Section 2.01(d) of the Credit Agreement is hereby amended and restated as follows:

(d)                                 The initial term of the Credit Facility (“Initial Term”) shall expire on January 31, 2010; provided that, so long as (A) no Unmatured Event of Default or Event of Default has occurred and is continuing, (B) no later than thirty (30) days prior to the last day of the Initial Term, Borrowers have delivered to Lender evidence, in form and substance satisfactory to Lender, that the Second SubDebt Extension has occurred, and (C) Borrowers shall have executed and delivered to Lender such amendments and other documents required by Lender, in form and substance satisfactory to Lender in its sole discretion, to amend such terms and conditions required by Lender, all in form and substance satisfactory to Lender, such Initial Term shall be automatically extended to January 31, 2011. All Revolving Loans shall be repaid on or before the earlier of the last day of the Initial Term or upon termination of the Credit Facility or termination of this Agreement (“Maturity Date”). After the Maturity Date no further Revolving Loans shall be available from Lender.

(c)                                  Section 6.06 of the Credit Agreement is hereby amended and restated as follows:

6.06                           Financial Covenants. Borrowers shall perform and comply with each of the following financial covenants as reflected and computed from their financial statements:

(a)                                  Borrowers shall maintain, at all times, a Fixed Charge Coverage Ratio, measured quarterly at the end of each fiscal quarter, of not less than (i) 1.0 to 1.0 as of the fiscal quarter ending March 31, 2009, (ii) 1.0 to 1.0 as of the fiscal quarter ending June 30, 2009, (iii) 1.10 to 1.0 as of the fiscal quarter ending September 30, 2009 and (iv) 1.20 to 1.0 as of the fiscal quarter ending December 31, 2009 and each fiscal quarter thereafter.

(b)                                 Borrowers shall maintain at all times a minimum Excess Liquidity of not less than $3,000,000.

(d)                                 Section 7.13 of the Credit Agreement is hereby amended and restated as follows:

7.13                           Capital Expenditures. No Borrower shall contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Borrowers in excess of $7,500,000.

(e)                                  Schedule 1.01 of the Credit Agreement is hereby deleted and replaced with Schedule 1.01 attached hereto.

(f)                                    Schedule 2.12 of the Credit Agreement is hereby deleted and replaced with Schedule 2.12 attached hereto.

2.                                       Consents.

(a)                                  Upon the effectiveness of this Amendment, Lender hereby consents to Borrower entering into an amendment to the Comerica Loan Documents, in form and substance satisfactory to Lender in its sole discretion and substantially in the form attached hereto as Exhibit A (“Comerica Amendment”), evidencing an extension of the maturity date of the Comerica Subordinated Debt to a date no earlier than February 26, 2010.

(b)                                 Upon the effectiveness of this Amendment, Lender hereby consents to Borrower entering into the Second Amended and Restated Senior Subordinated Revolving Credit Agreement, Second Amended and Restated Revolving Credit Note, Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement, Amended and Restated Registration Rights Agreement and Warrants, in form and substance satisfactory to Lender in its sole discretion and substantially in the form attached hereto as Exhibit B (“Amended Safeguard Loan Documents”), evidencing an extension of the maturity date of the Safeguard Subordinated Debt to a date no earlier than April 1, 2010.

3.                                       Amendment Fee. Prior the to the effectiveness of this Amendment, Borrowers shall pay to Lender a nonrefundable amendment fee (“Amendment Fee”) equal to $40,000, which Amendment Fee shall be fully earned upon execution of this Amendment.

4.                                       Representations and Warranties. Each Borrower represents and warrants to Lender that:

(a)                                  All warranties and representations made to Lender under the Credit Agreement and the Existing Credit Documents are true and correct as of the date hereof (except as to such warranties and representations which are as of a specific date, which warranties and representations are true and correct as of such date).

(b)                                 The execution and delivery by such Borrower of this Amendment the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which any Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

(c)                                  This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, is valid, binding and enforceable in accordance with its respective terms.

(d)                                 No Event of Default or Unmatured Event of Default has occurred and is continuing under the Credit Agreement or any of the other Existing Credit Documents.

5.                                       Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents and other items to be in form and substance satisfactory to Lender and Lender’s counsel):

(a)                                  Execution and delivery by Borrowers of this Amendment;

(b)                                 Delivery of the fully executed Safeguard Subordination Agreement;

(c)                                  Delivery by Borrowers of the fully executed Comerica Amendment, along with (i) a copy of the written consent to such amendment from Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (collectively, “Safeguard”) required pursuant to Section 1(c) of the Amended and Restated Reimbursement and Indemnity Agreement dated January 17, 2007 among Clarient, Inc. and Safeguard, as amended, and (ii) evidence that all conditions to the effectiveness of such amendment have been satisfied, all on terms and conditions satisfactory to Lender;

(d)                                 Delivery by Borrowers of the fully executed Amended Safeguard Loan Documents, along with evidence that all conditions to effectiveness of such documents have been satisfied, all on terms and conditions satisfactory to Lender;

(e)                                  Delivery by Borrowers of certified copies of resolutions of each Borrower’s board of directors, general partners, members or managers, as applicable, authorizing the execution of this Amendment and each document required to be delivered by any Section hereof;

(f)                                    No Unmatured Event of Default or Event of Default shall have occurred and be continuing under the Loan Documents;

(g)                                 Payment by Borrowers of any and all costs, fees and expenses of Lender (including, the Amendment Fee and attorneys’ fees) in connection with this Amendment and the transaction contemplated hereby; and

(h)                                 Execution and/or delivery by Borrowers of all agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Loan Documents.

6.                                       Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on February 24, 2009, Borrowers are indebted to Lender, without defense, setoff, claim or counterclaim, under the Loan Documents, in the aggregate principal amount of $4,653,534.92 plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Documents.

7.                                       Ratification of Existing Credit Documents. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and Existing Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment.

8.                                       Security Interest. Borrowers hereby confirm and agree that all security interests and liens granted to Lender continue to be perfected, first priority liens and remain in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Lender’s existing security interest in and liens upon the Collateral.

9.                                       Governing Law. This Amendment, and all matters arising out of or relating to this Amendment, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and shall be construed without the aid of any canon, custom or rule of law requiring construction against the draftsman.

10.                                 Release. As further consideration for Lender’s agreement to grant the accommodations set forth herein, each Borrower hereby waives and releases and forever discharges Lender and its officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that Borrowers, or any of them, may have against Lender arising out of or relating to the Obligations, this Amendment or the Loan Documents.

11.                                 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or PDF shall bind the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

BORROWERS:	CLARIENT, INC.

	By:	/s/ Raymond Land
Name: Raymond Land
Title: SVP, Chief Financial Officer and Secretary

CLARIENT DIAGNOSTIC SERVICES, INC.

	By:	/s/ Raymond Land
Name: Raymond Land
Title: Senior Vice President and Chief Financial Officer

CHROMAVISION INTERNATIONAL, INC.

	By:	/s/ Raymond Land
Name: Raymond Land
Title: Senior Vice President and Chief Financial Officer

LENDER:	GEMINO HEALTHCARE FINANCE, LLC

	By:	/s/ Miriam P. Gallagher
	Name:	Miriam P. Gallagher
	Title:	Senior Portfolio Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

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